UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 23, 2015

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 23, 2015, we, through GAHC3 Mountain Crest Senior Housing Portfolio, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement, or the Purchase Agreement, with LaPorte Retirement L.L.C., Hobart Retirement L.L.C., Niles Retirement L.L.C., Elkhart Retirement L.L.C, CW LLC and Eastlake L.L.C., or collectively, the Seller, unaffiliated third parties, to purchase Mountain Crest Senior Housing Portfolio, a portfolio of six senior housing facilities located as follows: two in Elkhart, Indiana, or the Eastlake Property and the Elkhart Property, and one in each of Hobart, Indiana, or the Hobart Property, LaPorte, Indiana, or the LaPorte Property, Mishawaka, Indiana, or the Tanglewood Property and Niles, Michigan, or the Niles Property, and certain assets of the Seller, for an aggregate purchase price of approximately $75,000,000. Upon acquisition, we intend to operate the Mountain Crest Senior Housing Portfolio utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a "RIDEA" structure.

The material terms of the Purchase Agreement provide for: (i) a purchase price of $75,000,000 payable in cash at closing, less the balance of the loan secured by the Tanglewood Property, or the Tanglewood Loan, if assumed as provided for pursuant to the Purchase Agreement; (ii) all monies on deposit to be nonrefundable, except for a default by the Seller or the failure of a condition precedent to our obligation to close; (iii) a due diligence period beginning upon the execution and delivery of the Purchase Agreement by both parties and ending on April 15, 2015; (iv) a closing date of April 30, 2015, effective May 1, 2015, or, if any condition to our obligations as stated in Section 13 of the Purchase Agreement have not been met, such later date within 30 days thereafter that we designate; (v) an agreement between the parties that there may be as many as three separate closings, each on different closing dates determined as the conditions precedent, as defined in the Purchase Agreement, to a closing are satisfied or waived by the parties as follows: (a) the first closing, or the First Closing, will be on April 30, 2015 for the Hobart Property, the LaPorte Property, the Elkhart Property and the Eastlake Property, for approximately $48,000,000; (b) the second closing, or the Second Closing, with respect to the Tanglewood Property, to occur following lender’s approval of the assumption of the Tanglewood Loan for approximately $19,979,000, less the balance of the Tanglewood Loan as defined in Section 4(b)(ii) of the Purchase Agreement; and (c) the third closing, or the Third Closing, with respect to the Niles Property, to occur upon the satisfaction of the conditions precedent to closing, as stated in the Purchase Agreement, for approximately $7,000,000; (vi) an amount of $2,000,000 in earnest money to be delivered by us to escrow within three business days after the execution and delivery of the Purchase Agreement to all parties, which will be applied as partial payment of the purchase price at closing, or disbursed as agreed upon in accordance with the terms of the Purchase Agreement; however, if the First Closing, the Second Closing and the Third Closing, occur on three separate dates, then $500,000 shall be applied at the First Closing and the balance shall be applied at the later of the Second Closing and the Third Closing; (vii) the Seller’s option to either proceed with the sale of the Tanglewood Property (in addition to the other properties), with the Tanglewood Loan to be paid and discharged at closing, or to exclude the Tanglewood Property from the sale with the purchase price reduced by $19,000,000, if our application to assume the Tanglewood Loan is not approved by September 30, 2015, or the loan assumption request is approved by the lender by that date, but the terms and conditions of such approval have a material adverse effect on us; (viii) the Seller’s covenants enumerated in Section 16 of the Purchase Agreement regarding operations and post-closing covenants; (ix) the right for us, in the event of a Seller default, to terminate the Purchase Agreement and receive a return of the earnest money and the Seller to pay all of our out-of-pocket costs and expenses incurred in connection with the Purchase Agreement, including without limitation to our reasonable attorney’s fees and expenses, in an amount not to exceed $200,000, which obligations shall survive such termination; (x) the right for the Seller, in the event of our default, to waive such default and proceed to closing in accordance with the terms and provisions of the Purchase Agreement or to terminate the Purchase Agreement and receive all of the earnest money as liquidated damages; (xi) a limit on the Seller’s indemnification liability of $3,750,000 in the absence of fraud; and (xii) a provision whereby certain representations of the Seller set forth in the Purchase Agreement shall survive the closing for a period of one year. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of asset purchase agreements.

We intend to finance the purchase of the Tanglewood Property through the assumption of a mortgage loan for approximately $10,400,000 and the remainder using cash on hand raised through our initial public offering. We intend to finance the purchase of the remaining five facilities of the Mountain Crest Senior Housing Portfolio using cash on hand raised through our initial public offering. We anticipate paying an acquisition fee in cash of 2.25% of the aggregate purchase price of the Mountain Crest Senior Housing Portfolio to our advisor and its affiliates in connection with the acquisition of the Mountain Crest Senior Housing Portfolio. The closing of the acquisition of the Mountain Crest Senior Housing Portfolio is expected to occur by the third quarter of 2015; however, no assurance can be provided that we will be able to purchase the Mountain Crest Senior Housing Portfolio in the anticipated timeframe, or at all since the potential acquisition of the Mountain Crest Senior Housing Portfolio is subject to substantial conditions to closing.

The material terms of the agreement discussed above are qualified in their entirety by the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Purchase and Sale Agreement by and between GAHC3 Mountain Crest Senior Housing Portfolio, LLC, LaPorte Retirement L.L.C., Hobart Retirement L.L.C., Niles Retirement L.L.C., Elkhart Retirement L.L.C, CW LLC and Eastlake L.L.C., dated March 23, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

March 27, 2015	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
Purchase and Sale Agreement by and between GAHC3 Mountain Crest Senior Housing Portfolio, LLC, LaPorte Retirement L.L.C., Hobart Retirement L.L.C., Niles Retirement L.L.C., Elkhart Retirement L.L.C, CW LLC and Eastlake L.L.C., dated March 23, 2015